EXHIBIT 4.16

OMNIBUS AMENDMENT NO. 1

TO

SECURITIZATION DOCUMENTS

This OMNIBUS AMENDMENT NO. 1 TO SECURITIZATION DOCUMENTS, dated as of February 9, 2004 (this “Amendment”), is entered into among: (i) RFS Holding, L.L.C., a Delaware limited liability company (“RFSHLLC”); (ii) RFS Funding Trust, a Delaware statutory trust; (iii) Monogram Credit Card Bank of Georgia, a bank organized under the laws of Georgia (“Bank”); (iv) GE Capital Credit Card Master Note Trust, a Delaware statutory trust (“GECCMNT”); (v) solely for the purposes of amending the RFS Funding Trust Agreement referenced below, Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as trustee for RFS Funding Trust (in such capacity, “RFS Funding Trustee”); (vi) RFS Holding, Inc., a Delaware corporation (“RFSHI”) and (vii) Deutsche Bank Trust Company Americas, as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”).

BACKGROUND

1.                                       RFSHLLC, RFSHI and the RFS Funding Trustee are parties to the Amended and Restated Trust Agreement dated as of December 19, 2002 (the “RFS Funding Trust Agreement”).

2.                                       RFSHLLC and RFS Funding Trust are parties to the Receivables Purchase and Contribution Agreement dated as of June 27, 2003, as amended by the First Amendment to the Receivables Purchase and Contribution Agreement, dated as of September 25, 2003 (the “RPCA”).

3.                                       The Bank and RFSHLLC are parties to the Receivables Sale Agreement dated as of June 27, 2003 (the “Receivables Sale Agreement”).

4.                                       The Indenture Trustee and GECCMNT are parties to the Master Indenture, dated as of September 25, 2003 (the “Indenture”).

5.                                       RFSHLLC and GECCMNT are parties to the Transfer Agreement dated as of September 25, 2003 (the “Transfer Agreement; and together with the RFS Funding Trust Agreement, the RPCA, the Receivables Sale Agreement and the Indenture, collectively, the “Securitization Documents”).

6.                                       The parties to the Securitization Documents desire to amend the Securitization Documents as set forth herein.

AMENDMENTS

The parties hereto agree as follows:

SECTION 1.  DEFINITIONS.  As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and (b) capitalized terms not so defined shall have the meanings set forth in the Indenture as amended hereby.

SECTION 2.  AMENDMENTS TO RPCA. Each party to this Amendment that is a party to the RPCA agrees that the RPCA shall be amended as set forth below.

(a)                                  Section 2.7 of the RPCA is amended by deleting Subsection 2.7(a)(vi) and substituting the following therefor:

“(vi) [Reserved].”

(b)                                 Section 2.7(b) is amended by deleting the second sentence of such Section and substituting the following therefor:

“All Transferred Receivables in Removed Accounts designated pursuant to this Section 2.7(b) shall be repurchased on the date of the Involuntary Removal for a cash purchase price equal to the Outstanding Balance of the Principal Receivables in the Removed Accounts, plus the accrued Finance Charge Receivables in such Removed Accounts, in each case as of the same date that the balance of principal receivables in the Removed Accounts is determined for purposes of calculating the purchase price to be paid by or on behalf of the related Retailer for such Removed Accounts in accordance with the related Credit Card Program Agreement, and such cash purchase price shall be treated in the same manner as the purchase price for Ineligible Receivables paid by the Transferor pursuant to Section 6.1(e).”

(c)                                  Section 6.1(f) of the RPCA is amended by deleting the first sentence of such Section and substituting the following therefor:

“(f) If any representation or warranty of Seller contained in Section 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii) or 6.1(a)(iv) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Transferred Receivables transferred to Buyer by Seller or the availability of the proceeds thereof to Buyer, then Seller shall be obligated to accept a reassignment of the Transferred Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of receipt of notice of such breach from the Buyer (or within such longer period, not in excess of 150 days, as specified in such notice); provided that such Transferred Receivables will not be reassigned to Seller if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Seller shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.”.

SECTION  3.  AMENDMENTS TO RECEIVABLES SALE AGREEMENT.  Each party to this Amendment that is a party to the Receivables Sale Agreement agrees that the Receivables Sale Agreement shall be amended as set forth below.

(a)                                  Section 6.1(f) of the Receivables Sale Agreement is amended by deleting the first sentence of such Section and substituting the following therefor:

 “(f)                           If any representation or warranty of Seller contained in Section 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii) or 6.1(a)(iv) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Transferred Receivables transferred to Buyer by Seller or the availability of the proceeds thereof to Buyer, then Seller shall be obligated to accept a reassignment of the Transferred Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of receipt of notice of such breach from the Buyer (or within such longer period, not in excess of 150 days, as  specified in such notice); provided that such Transferred Receivables will not be reassigned to Seller if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Seller shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.”.

(b)                                 Section 6.2(f) of the Receivables Sale Agreement is amended by deleting each reference to “Transferor” in such Section and substituting the word “Seller” for each such reference.

SECTION 4.  AMENDMENTS TO TRANSFER AGREEMENT.  Each party to this Amendment that is a party to the Transfer Agreement agrees that the Transfer Agreement shall be amended as set forth below:

(a)                                  Section 2.7 of the Transfer Agreement is amended by deleting Subsection 2.7(a)(vi) and substituting the following therefor:

“(vi) [Reserved].”

(b)                                 Section 2.7(b) is amended by deleting the second sentence of such Section and substituting the following therefor:

“All Transferred Receivables in Removed Accounts designated pursuant to this Section 2.7(b) shall be repurchased on the date of the Involuntary Removal for a cash purchase price equal to the Outstanding Balance of the Principal Receivables in the Removed Accounts, plus the accrued Finance Charge Receivables in such Removed Accounts, in each case as of the same date that the balance of principal receivables in the Removed Accounts is determined for purposes of calculating the purchase price to be paid by or on behalf of the related Retailer for such Removed Accounts in accordance with the related Credit Card Program Agreement, and such cash purchase price shall be treated in the same manner as the purchase price for Ineligible Receivables paid by the Transferor pursuant to Section 6.1(e).”

(c)                                  Section 6.1(f) of the Transfer Agreement is amended by deleting the first sentence of such Section and substituting the following therefor:

“(f)                              If any representation or warranty of Transferor contained in Section 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii) or 6.1(a)(iv) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Transferred Receivables transferred to Buyer by Transferor or the availability of the proceeds thereof to Buyer, then Seller shall be obligated to accept a reassignment of the Transferred Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of receipt of notice of such breach from the Buyer (or within such longer period, not in excess of 120 days, as specified in such notice); provided that such Transferred Receivables will not be reassigned to Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Transferor shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.”.

SECTION 5.  AMENDMENTS TO RFS FUNDING TRUST AGREEMENT.  Each party to this Amendment that is a party to the RFS Funding Trust Agreement agrees that Section 1.1 of the RFS Funding Trust Agreement shall be amended as set forth below.

(a) The following definitions are added to Section 1.1 of the RFS Funding Trust Agreement in appropriate alphabetical order:

““Average Principal Balance” means for any Monthly Period in which a Reset Date occurs as a result of an Addition Date (as defined in the Trust Receivables Purchase Agreement) or Removal Date (as defined in the Trust Receivables Purchase Agreement), the sum of (i) the aggregate Outstanding Balance of all Transferred Receivables other than Specified Retailer

Receivables as of the close of business on the last day of the prior Monthly Period, multiplied by a fraction the numerator of which is the number of days from and including the first day of such Monthly Period, to but excluding the related Reset Date, and the denominator of which is the number of days in such Monthly Period, plus (ii) for each such Reset Date, the product of the aggregate Outstanding Balance of all Transferred Receivables other than Specified Retailer Receivables determined as of the close of business on such Reset Date, multiplied by a fraction, the numerator of which is the number of days from and including such Reset Date, to the earlier of the last day of such Monthly Period (in which case such period shall include such date) or the next succeeding Reset Date (in which case such period shall exclude such date), and the denominator of which is the number of days in such Monthly Period.”

““Reset Date” shall mean any date designated as a “Reset Date” pursuant to the Indenture or any supplement to the Indenture.”

(b) The definition of “Lender Collateral Interest Percentage” is hereby amended by adding the following proviso immediately prior to the end of clause (y) of such definition:

“provided that if one or more Reset Dates occur in a Monthly Period, the denominator shall be (A) the aggregate Outstanding Balance of all Transferred Receivables other than Specified Retailer Receivables as of the close of business on the last day of the prior Monthly Period, for the period from and including the first day of the current Monthly Period, to but excluding the first such Reset Date and (B) the aggregate Outstanding Balance of all Transferred Receivables other than Specified Retailer Receivables as of the close of business on each such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date); and provided further, that notwithstanding the preceding proviso, if a Reset Date occurs during any Monthly Period and if the Note Trust is permitted to make a single monthly deposit to the Collection Account pursuant to Section 8.4 of the Indenture for such Monthly Period, then the denominator for each day during such Monthly Period shall equal the Average Principal Balance for such Monthly Period.”

SECTION 6.  AMENDMENTS TO INDENTURE.  Each party to this Amendment that is a party to the Indenture agrees that the Indenture shall be amended as set forth below:

(a)                                  Section 3.10(c) of the Indenture is amended by deleting the reference to “limited liability company agreement” where it appears in such Section and substituting the phrase “trust agreement”.

(b)                                 Section 3.10(k) of the Indenture is amended by deleting clause (i) of such Section and substituting the following therefor:

“(i)(A) the amendment is being entered into to cure any ambiguity or correct or supplement any provision of or to add or change any provisions concerning matters or questions raised under the Transfer Agreement, Servicing Agreement or Trust Receivables Purchase Agreement; (B) the Rating Agency Condition is satisfied and (C) the Transferor has delivered an Officer’s Certificate to the Issuer certifying the amendment will not cause an Adverse Effect,”

SECTION 7.  EFFECTIVENESS.  The amendments set forth in Sections 2 through 6 above shall become effective as of December 22, 2003; provided that each of the parties listed in the preamble to this Amendment shall have executed a counterpart of this Amendment.

SECTION 8.  CONSENTS. To the extent that any party hereto is required under any Securitization Document to consent to any of the foregoing amendments, each such party hereby grants such consent.

SECTION 9.  BINDING EFFECT; RATIFICATION.  (a)                                                 On and after the execution and delivery hereof, (i) this Amendment shall be a part of each Securitization Document amended hereby and (ii) each reference in each such amended Securitization Document to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Securitization Document to such amended Securitization Document, shall mean and be a reference to such Securitization Document as amended hereby.

(b)                                 Except as expressly amended hereby, the Securitization Documents shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

SECTION 10.  MISCELLANEOUS. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED THAT SECTION 5 OF THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

(b)                                 Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)                                  This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Executed counterparts may be delivered electronically.

IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

MONOGRAM CREDIT CARD BANK OF GEORGIA

By:	/s/ Donald R. Ramon

Name:	Donald R. Ramon

Title:	President & CEO

RFS HOLDING, L.L.C.

By:	/s/ Iain J. Mackay

Name:	Iain J. Mackay

Title:	Principal Financial Officer and Manager

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

By: General Electric Capital Corporation not in its individual capacity but solely as Administrator on behalf of GE Capital Credit Card Master Note Trust

By:	/s/ Iain J. Mackay

Name:	Iain J. Mackay

Title:	Vice President

RFS FUNDING TRUST

By: General Electric Capital Corporation, not in its individual capacity but solely as Administrator on behalf of RFS Funding Trust

By:	/s/ Iain J. Mackay

Name:	Iain J. Mackay

Title:	Vice President

DEUTSCHE BANK TRUST COMPANY DELAWARE,
as trustee for RFS Funding Trust

By:	/s/ Robert F. Frier

Name:	Robert F. Frier

Title:	Attorney-in-Fact

RFS HOLDING, INC.

By:	/s/ Iain J. Mackay

Name:	Iain J. Mackay

Title:	Principal Financial Officer and Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:	/s/ Robert F. Frier

Name:	Robert F. Frier

Title:	Director

Acknowledged and Consented to:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Agent and Operating Agent for the Lender
under the Funding Agreement (as defined in the RFS
Funding Trust Agreement

By:	/s/ Iain J. Mackay

Name:	Iain J. Mackay

Title:	Vice President